Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2024 Financial Results

Earnings and profitability significantly enhanced, share repurchase activity resumed,

quarterly cash dividend increased

JACKSON, Miss. – January 28, 2025 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $56.3 million in the fourth quarter of 2024, representing diluted earnings per share of $0.92. Net income increased $5.0 million, or 9.7%, from the prior quarter while diluted EPS increased $0.08. In the fourth quarter, Trustmark’s net income produced a return on average tangible equity of 13.68% and a return on average assets of 1.23%.

Financial results in 2024, which included the sale of Fisher Brown Bottrell Insurance, Inc. (FBBI) in the second quarter, consisted of both continuing operations and discontinued operations. The discontinued operations included the financial results of FBBI prior to the sale as well as the gain on sale in the second quarter. The discontinued operations results are presented as a single line item below income from continuing operations and as separate lines in the balance sheet in the accompanying tables for all periods presented. Financial results from adjusted continuing operations(1) exclude significant non-routine transactions.

For the full year, Trustmark reported net income from continuing operations of $45.2 million, representing diluted earnings per share of $0.74 and net income from adjusted continuing operations(1) of $186.3 million, or $3.04 per diluted share. Net income from adjusted continuing operations(1) in 2024 increased $27.1 million, or 17.0%, compared to the prior year.

Trustmark’s net income from continuing operations in 2024 produced a return on average tangible equity of 3.04% and a return on average assets of 0.24% while net income from adjusted continuing operations(1)generated a return on average tangible equity of 12.71% and a return on average assets of 1.01%.

Trustmark’s Board of Directors announced a 4.3% increase in its regular quarterly dividend to $0.24 per share from $0.23 per share. The Board declared the dividend payable March 15, 2025, to shareholders of record on March 1, 2025. This action raises the indicated annual dividend rate to $0.96 per share from $0.92 per share. During the fourth quarter Trustmark repurchased $7.5 million, or approximately 203 thousand of its common shares. The increase in Trustmark's quarterly dividend and resumption of activity in the share repurchase program have been made possible by continued improvement in profitability and accretion of capital.

2024 Highlights

•
Total revenue from continuing operations in 2024 was $561.0 million while total revenue from adjusted continuing operations(1) was $740.5 million, an increase of $39.2 million, or 5.6%, from the prior year
•
Net interest income (FTE) totaled $597.0 million, up 5.4% in 2024 to produce a net interest margin of 3.51%, up 19 basis points from 2023
•
Wealth management revenue totaled $37.3 million, up 6.2% in 2024
•
Noninterest income from continuing operations was a negative $23.4 million in 2024 while noninterest income from adjusted continuing operations(1) totaled $156.1million, up $7.7 million, or 5.2%, from the prior year
•
Noninterest expense from continuing operations totaled $485.7 million in 2024, a decline of $10.0 million compared to the prior year; noninterest expense from adjusted continuing operations(1) declined $2.1 million in 2024
•
Efficiency ratio improved 400 basis points to 63.26% in 2024
•
Loans held for investment (HFI) increased $139.4 million, or 1.1%, in 2024
•
Net charge-offs represented 0.12% of average loans in 2024, excluding portfolio sale of 1-4 family mortgage loans in the second quarter
•
Deposits decreased $461.6 million, or 3.0%, in 2024 driven largely by intentional declines in public funds and brokered deposits of $397.9 million and $328.9 million, respectively
•
Capital ratios materially increased during 2024; repurchased $7.5 million, or approximately 203 thousand shares, of common stock
•
Continued technology investments to enhance efficiency and productivity

Duane A. Dewey, President and CEO, commented, “2024 was a transformational year for Trustmark, reflecting the sale of our insurance agency, the restructuring of our balance sheet, and expanded sales and service initiatives designed to meet the needs of our customers. These actions, along with other initiatives in prior years, have significantly enhanced financial performance and Trustmark’s forward earnings profile. Our capital levels rose meaningfully, which led to the Board’s decision to increase the quarterly cash dividend along with our renewed activity in the share repurchase program. Thanks to the dedicated efforts of our associates, Trustmark is well-positioned for 2025 and beyond.”

Balance Sheet Management

•
Loans HFI totaled $13.1 billion at December 31, 2024, down 0.1% from the prior quarter and up 1.1% year over year
•
Deposits totaled $15.1 billion at December 31, 2024, down 0.9% from the previous quarter and 3.0% year-over-year
•
Maintained strong capital position with CET1 ratio of 11.54% and total risk-based capital ratio of 13.97%

Loans HFI totaled $13.1 billion at December 31, 2024, reflecting a decrease of $10.2 million, or 0.1%, linked-quarter and an increase of $139.4 million, or 1.1%, year-over-year. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.1 billion at December 31, 2024, down $132.8 million, or 0.9%, from the prior quarter driven by the intentional decline in brokered deposits of $150.0 million. Year-over-year, deposits declined $461.6 million, or 3.0%, driven by intentional declines in public funds and brokered deposits of $397.9 million and $328.9 million, respectively. Trustmark continues to maintain a strong liquidity position as loans HFI represented 86.6% of total deposits at year-end 2024. Noninterest-bearing deposits represented 20.3% of total deposits at December 31, 2024. Interest-bearing deposit costs totaled 2.51% for the fourth quarter, a decrease of 30 basis points linked-quarter. The total cost of interest-bearing liabilities was 2.61% for the fourth quarter of 2024, a decrease of 33 basis points from the prior quarter.

During the fourth quarter, and for the twelve months ended December 31, 2024, Trustmark repurchased $7.5 million, or approximately 203 thousand of its common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2025, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2025. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At December 31, 2024, Trustmark’s tangible equity to tangible assets ratio was 9.13%, while the total risk-based capital ratio was 13.97%. Tangible book value per share was $26.68 at December 31, 2024, up 22.8% from the prior year.

Credit Quality

•
Net charge-offs totaled $4.6 million, representing 0.14% of average loans in the fourth quarter
•
Net provision for credit losses totaled $7.5 million in the fourth quarter
•
Allowance for credit losses (ACL) represented 1.22% of loans HFI and 341.20% of nonperforming loans, excluding individually analyzed loans at year-end

Nonaccrual loans totaled $80.1 million at December 31, 2024, an increase of $6.3 million from the prior quarter and a decline of $19.9 million year-over-year. Other real estate totaled $5.9 million, reflecting an increase of $2.0 million from the prior quarter and a decrease of $1.0 million from the prior year. Collectively, nonperforming assets totaled $86.0 million, representing 0.65% of loans HFI and held for sale (HFS) at December 31, 2024.

The net provision for credit losses totaled $7.5 million in the fourth quarter compared to $6.5 million in the third quarter and $6.7 million in the fourth quarter of 2023. The provision for credit losses for loans HFI was $7.0 million in the fourth quarter and was primarily attributable to changes to the economic forecast and net adjustments to the qualitative factors. The provision for credit losses for off-balance sheet credit exposures was $502 thousand, primarily driven by net adjustments to the qualitative factors and increases in unfunded commitments.

Allocation of Trustmark’s $160.3 million ACL on loans HFI represented 1.10% of commercial loans and 1.62% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.22% at December 31, 2024. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Total revenue expanded to $196.8 million in the fourth quarter
•
Net interest income (FTE) totaled $158.4 million in the fourth quarter, up 0.3% linked-quarter
•
Net interest margin totaled 3.76% in the fourth quarter, up 7 basis points from the prior quarter
•
Noninterest income totaled $41.0 million, up 9.0% from the prior quarter, representing 20.8% of total revenue in the fourth quarter

Revenue in the fourth quarter totaled $196.8 million, an increase of 2.4% from the prior quarter, reflecting growth in net interest income and noninterest income. In 2024, total revenue from continuing operations was $561.0 million while total revenue from adjusted continuing operations(1) was $740.5 million, an increase of $39.2 million, or 5.6%, from the prior year.

Net interest income (FTE) in the fourth quarter totaled $158.4 million, resulting in a net interest margin of 3.76%, up 7 basis points from the prior quarter. The increase in the net interest margin was primarily due to lower costs of interest-bearing liabilities which were offset in part by lower yields on the loans HFI and HFS portfolio.

Noninterest income in the fourth quarter totaled $41.0 million, an increase of $3.4 million from the prior quarter. The linked-quarter change was broad-based and reflected growth in virtually all fee-based businesses.

Mortgage loan production in the fourth quarter totaled $372.2 million, a decrease of 5.1% linked-quarter and an increase of 36.9% year-over-year. Mortgage banking revenue totaled $7.4 million in the fourth quarter, an increase of $1.3 million from the prior quarter and $1.9 million year-over-year. The linked-quarter increase is attributable to a decrease in negative net hedge ineffectiveness. In 2024, mortgage loan production totaled $1.4 billion, down 2.5% from the prior year. Mortgage banking revenue totaled $26.6 million in 2024, up $410 thousand from the prior year.

Wealth management revenue totaled $9.3 million in the fourth quarter, up 0.3% from the prior quarter and 7.6% from the prior year. The year-over-year change is attributable to increased trust management and brokerage revenue. In 2024, wealth management revenue totaled $37.3 million, up $2.2 million, or 6.2%, from the prior year, reflecting expanded investment services revenue driven by growth in assets under management.

Noninterest Expense

•
Noninterest expense increased $1.2 million, or 0.9%, linked-quarter
•
Salaries and employee benefits expense increased $2.5 million, or 3.8%, linked-quarter
•
Total other expense decreased $2.2 million, or 12.7%, linked-quarter

Salaries and employee benefits expense in the fourth quarter totaled $69.2 million, an increase of $2.5 million, or 3.8%, from the prior quarter. The increase was driven principally by year-end incentives. Total services and fees in the fourth quarter totaled $26.7 million, up $1.0 million from the prior quarter reflecting increased professional fees. Total other expense decreased $2.2 million, or 12.7%, linked-quarter to $15.1 million principally due to reduced other real estate expense, net.

(1) Please refer to Consolidated Financial Information, Note 1 – Significant Non-Routine Transactions and Note 7 – Non-GAAP Financial Measures.

Significant Non-Routine Transactions in the Second Quarter

•
Completed sale of FBBI, producing a gain on sale of $228.3 million ($171.2 million, net of taxes)
•
Restructured investment securities portfolio; sold available for sale securities of $1.6 billion with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes); purchased $1.4 billion of available for sale securities with an average yield of 4.85%
•
Sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at time of selection totaling $56.2 million (Mortgage Loan Sale) which generated a loss of $13.4 million ($10.1 million, net of taxes); sale drove a $54.1 million reduction in nonperforming loans
•
Exchanged Visa Class B-1 shares for Visa Class B-2 shares and Visa Class C common stock; Visa Class C stock exchange resulted in a gain of $8.1 million ($6.0 million, net of taxes)

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 29, 2025, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, February 12, 2025, in archived format at the same web address or by calling (877) 344-7529, passcode 2478325.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas. Visit trustmark.com for more information.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2024	9/30/2024	12/31/2023	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,708,226	$1,658,999	$1,986,825	$49,227	3.0%	$(278,599)	-14.0%
Securities AFS-nontaxable	—	—	4,246	—	n/m	(4,246)	-100.0%
Securities HTM-taxable	1,346,141	1,368,943	1,430,169	(22,802)	-1.7%	(84,028)	-5.9%
Securities HTM-nontaxable	—	—	340	—	n/m	(340)	-100.0%
Total securities	3,054,367	3,027,942	3,421,580	26,425	0.9%	(367,213)	-10.7%
Loans (includes loans held for sale)	13,275,762	13,379,658	13,010,028	(103,896)	-0.8%	265,734	2.0%
Other earning assets	422,083	607,928	670,598	(185,845)	-30.6%	(248,515)	-37.1%
Total earning assets	16,752,212	17,015,528	17,102,206	(263,316)	-1.5%	(349,994)	-2.0%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(157,659)	(154,476)	(133,742)	(3,183)	-2.1%	(23,917)	-17.9%
Other assets	1,627,890	1,646,241	1,749,069	(18,351)	-1.1%	(121,179)	-6.9%
Total assets	$18,222,443	$18,507,293	$18,717,533	$(284,850)	-1.5%	$(495,090)	-2.6%

Interest-bearing demand deposits	$5,493,700	$5,382,346	$5,053,935	$111,354	2.1%	$439,765	8.7%
Savings deposits	3,278,910	3,411,961	3,526,600	(133,051)	-3.9%	(247,690)	-7.0%
Time deposits	3,265,358	3,393,216	3,427,384	(127,858)	-3.8%	(162,026)	-4.7%
Total interest-bearing deposits	12,037,968	12,187,523	12,007,919	(149,555)	-1.2%	30,049	0.3%
Fed funds purchased and repurchases	357,798	375,559	403,041	(17,761)	-4.7%	(45,243)	-11.2%
Other borrowings	218,244	339,417	590,765	(121,173)	-35.7%	(372,521)	-63.1%
Subordinated notes	123,666	123,611	123,446	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	12,799,532	13,087,966	13,187,027	(288,434)	-2.2%	(387,495)	-2.9%
Noninterest-bearing deposits	3,192,358	3,221,516	3,296,351	(29,158)	-0.9%	(103,993)	-3.2%
Other liabilities	257,990	274,563	641,662	(16,573)	-6.0%	(383,672)	-59.8%
Total liabilities	16,249,880	16,584,045	17,125,040	(334,165)	-2.0%	(875,160)	-5.1%
Shareholders' equity	1,972,563	1,923,248	1,592,493	49,315	2.6%	380,070	23.9%
Total liabilities and equity	$18,222,443	$18,507,293	$18,717,533	$(284,850)	-1.5%	$(495,090)	-2.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2024	9/30/2024	12/31/2023	$ Change	% Change	$ Change	% Change
Cash and due from banks	$567,251	$805,436	$975,343	$(238,185)	-29.6%	$(408,092)	-41.8%
Fed funds sold and reverse repurchases	—	10,000	—	(10,000)	-100.0%	—	n/m
Securities available for sale	1,692,534	1,725,795	1,762,878	(33,261)	-1.9%	(70,344)	-4.0%
Securities held to maturity	1,335,385	1,358,358	1,426,279	(22,973)	-1.7%	(90,894)	-6.4%
Loans held for sale (LHFS)	200,307	216,454	184,812	(16,147)	-7.5%	15,495	8.4%
Loans held for investment (LHFI)	13,089,942	13,100,111	12,950,524	(10,169)	-0.1%	139,418	1.1%
ACL LHFI	(160,270)	(157,929)	(139,367)	(2,341)	-1.5%	(20,903)	-15.0%
Net LHFI	12,929,672	12,942,182	12,811,157	(12,510)	-0.1%	118,515	0.9%
Premises and equipment, net	235,410	236,151	232,229	(741)	-0.3%	3,181	1.4%
Mortgage servicing rights	139,317	125,853	131,870	13,464	10.7%	7,447	5.6%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Identifiable intangible assets	126	153	236	(27)	-17.6%	(110)	-46.6%
Other real estate	5,917	3,920	6,867	1,997	50.9%	(950)	-13.8%
Operating lease right-of-use assets	34,668	36,034	35,711	(1,366)	-3.8%	(1,043)	-2.9%
Other assets	677,230	685,431	752,568	(8,201)	-1.2%	(75,338)	-10.0%
Assets of discontinued operations	—	—	67,634	—	n/m	(67,634)	-100.0%
Total assets	$18,152,422	$18,480,372	$18,722,189	$(327,950)	-1.8%	$(569,767)	-3.0%

Deposits:
Noninterest-bearing	$3,073,565	$3,142,792	$3,197,620	$(69,227)	-2.2%	$(124,055)	-3.9%
Interest-bearing	12,034,610	12,098,143	12,372,143	(63,533)	-0.5%	(337,533)	-2.7%
Total deposits	15,108,175	15,240,935	15,569,763	(132,760)	-0.9%	(461,588)	-3.0%
Fed funds purchased and repurchases	324,008	365,643	405,745	(41,635)	-11.4%	(81,737)	-20.1%
Other borrowings	301,541	443,458	483,230	(141,917)	-32.0%	(181,689)	-37.6%
Subordinated notes	123,702	123,647	123,482	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	29,392	28,890	34,057	502	1.7%	(4,665)	-13.7%
Operating lease liabilities	38,698	39,689	39,097	(991)	-2.5%	(399)	-1.0%
Other liabilities	202,723	196,158	331,085	6,565	3.3%	(128,362)	-38.8%
Liabilities of discontinued operations	—	—	12,027	—	n/m	(12,027)	-100.0%
Total liabilities	16,190,095	16,500,276	17,060,342	(310,181)	-1.9%	(870,247)	-5.1%
Common stock	12,711	12,753	12,725	(42)	-0.3%	(14)	-0.1%
Capital surplus	157,899	163,156	159,688	(5,257)	-3.2%	(1,789)	-1.1%
Retained earnings	1,875,376	1,833,232	1,709,157	42,144	2.3%	166,219	9.7%
Accumulated other comprehensive income (loss), net of tax	(83,659)	(29,045)	(219,723)	(54,614)	n/m	136,064	61.9%
Total shareholders' equity	1,962,327	1,980,096	1,661,847	(17,769)	-0.9%	300,480	18.1%
Total liabilities and equity	$18,152,422	$18,480,372	$18,722,189	$(327,950)	-1.8%	$(569,767)	-3.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2024	9/30/2024	12/31/2023	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$211,019	$220,433	$210,288	$(9,414)	-4.3%	$731	0.3%
Interest on securities-taxable	26,196	26,162	15,936	34	0.1%	10,260	64.4%
Interest on securities-tax exempt-FTE	—	—	44	—	n/m	(44)	-100.0%
Other interest income	5,128	8,302	9,920	(3,174)	-38.2%	(4,792)	-48.3%
Total interest income-FTE	242,343	254,897	236,188	(12,554)	-4.9%	6,155	2.6%
Interest on deposits	75,941	86,043	80,847	(10,102)	-11.7%	(4,906)	-6.1%
Interest on fed funds purchased and repurchases	4,036	4,864	5,347	(828)	-17.0%	(1,311)	-24.5%
Other interest expense	3,922	5,971	9,946	(2,049)	-34.3%	(6,024)	-60.6%
Total interest expense	83,899	96,878	96,140	(12,979)	-13.4%	(12,241)	-12.7%
Net interest income-FTE	158,444	158,019	140,048	425	0.3%	18,396	13.1%
Provision for credit losses (PCL), LHFI	6,960	7,923	7,585	(963)	-12.2%	(625)	-8.2%
PCL, off-balance sheet credit exposures	502	(1,375)	(888)	1,877	n/m	1,390	n/m
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Net interest income after provision-FTE	150,982	151,471	133,351	(489)	-0.3%	17,631	13.2%
Service charges on deposit accounts	11,228	11,272	11,311	(44)	-0.4%	(83)	-0.7%
Bank card and other fees	8,717	7,931	8,502	786	9.9%	215	2.5%
Mortgage banking, net	7,388	6,119	5,519	1,269	20.7%	1,869	33.9%
Wealth management	9,319	9,288	8,657	31	0.3%	662	7.6%
Other, net	4,298	2,952	2,577	1,346	45.6%	1,721	66.8%
Securities gains (losses), net	—	—	39	—	n/m	(39)	-100.0%
Total noninterest income (loss)	40,950	37,562	36,605	3,388	9.0%	4,345	11.9%
Salaries and employee benefits	69,223	66,691	69,326	2,532	3.8%	(103)	-0.1%
Services and fees	26,692	25,724	27,478	968	3.8%	(786)	-2.9%
Net occupancy-premises	7,195	7,398	7,144	(203)	-2.7%	51	0.7%
Equipment expense	6,208	6,141	6,457	67	1.1%	(249)	-3.9%
Litigation settlement expense	—	—	—	—	n/m	—	n/m
Other expense	15,112	17,316	15,790	(2,204)	-12.7%	(678)	-4.3%
Total noninterest expense	124,430	123,270	126,195	1,160	0.9%	(1,765)	-1.4%
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	67,502	65,763	43,761	1,739	2.6%	23,741	54.3%
Tax equivalent adjustment	2,596	3,305	3,306	(709)	-21.5%	(710)	-21.5%
Income (loss) from cont. ops before income taxes	64,906	62,458	40,455	2,448	3.9%	24,451	60.4%
Income taxes from cont. ops	8,594	11,128	6,567	(2,534)	-22.8%	2,027	30.9%
Income (loss) from cont. ops	56,312	51,330	33,888	4,982	9.7%	22,424	66.2%
Income from discontinued operations (discont. ops) before income taxes	—	—	2,965	—	n/m	(2,965)	-100.0%
Income taxes from discont. ops	—	—	730	—	n/m	(730)	-100.0%
Income from discont. ops	—	—	2,235	—	n/m	(2,235)	-100.0%
Net income	$56,312	$51,330	$36,123	$4,982	9.7%	$20,189	55.9%

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.92	$0.84	$0.55	$0.08	9.5%	$0.37	67.3%
Basic earnings per share from discont. ops	$—	$—	$0.04	$—	n/m	$(0.04)	-100.0%
Basic earnings per share - total	$0.92	$0.84	$0.59	$0.08	9.5%	$0.33	55.9%

Diluted earnings (loss) per share from cont. ops	$0.92	$0.84	$0.55	$0.08	9.5%	$0.37	67.3%
Diluted earnings per share from discont. ops	$—	$—	$0.04	$—	n/m	$(0.04)	-100.0%
Diluted earnings per share - total	$0.92	$0.84	$0.59	$0.08	9.5%	$0.33	55.9%

Dividends per share	$0.23	$0.23	$0.23	$—	0.0%	$—	0.0%

Weighted average shares outstanding
Basic	61,101,954	61,206,599	61,070,481
Diluted	61,367,825	61,448,410	61,296,840
Period end shares outstanding	61,008,023	61,206,606	61,071,173

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	12/31/2024	9/30/2024	12/31/2023	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$18,601	$25,835	$23,271	$(7,234)	-28.0%	$(4,670)	-20.1%
Florida	305	111	170	194	n/m	135	79.4%
Mississippi (1)	42,203	31,536	54,615	10,667	33.8%	(12,412)	-22.7%
Tennessee (2)	2,431	3,180	1,802	(749)	-23.6%	629	34.9%
Texas	16,569	13,163	20,150	3,406	25.9%	(3,581)	-17.8%
Total nonaccrual LHFI	80,109	73,825	100,008	6,284	8.5%	(19,899)	-19.9%
Other real estate
Alabama	170	170	1,397	—	0.0%	(1,227)	-87.8%
Florida	—	—	—	—	n/m	—	n/m
Mississippi (1)	2,407	1,772	1,242	635	35.8%	1,165	93.8%
Tennessee (2)	1,079	—	—	1,079	n/m	1,079	n/m
Texas	2,261	1,978	4,228	283	14.3%	(1,967)	-46.5%
Total other real estate	5,917	3,920	6,867	1,997	50.9%	(950)	-13.8%
Total nonperforming assets	$86,026	$77,745	$106,875	$8,281	10.7%	$(20,849)	-19.5%

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,092	$5,352	$5,790	$(1,260)	-23.5%	$(1,698)	-29.3%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$71,255	$63,703	$51,243	$7,552	11.9%	$20,012	39.1%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	12/31/2024	9/30/2024	12/31/2023	$ Change	% Change	$ Change	% Change
Beginning Balance	$157,929	$154,685	$134,031	$3,244	2.1%	$23,898	17.8%
PCL, LHFI	6,960	7,923	7,585	(963)	-12.2%	(625)	-8.2%
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs	(7,730)	(7,142)	(4,250)	(588)	-8.2%	(3,480)	-81.9%
Recoveries	3,111	2,463	2,001	648	26.3%	1,110	55.5%
Net (charge-offs) recoveries	(4,619)	(4,679)	(2,249)	60	1.3%	(2,370)	n/m
Ending Balance	$160,270	$157,929	$139,367	$2,341	1.5%	$20,903	15.0%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(3,608)	$(3,098)	$(299)	$(510)	-16.5%	$(3,309)	n/m
Florida	8	595	180	(587)	-98.7%	(172)	-95.6%
Mississippi (1)	(1,319)	(1,881)	(1,943)	562	29.9%	624	32.1%
Tennessee (2)	(208)	(296)	(193)	88	29.7%	(15)	-7.8%
Texas	508	1	6	507	n/m	502	n/m
Total net (charge-offs) recoveries	$(4,619)	$(4,679)	$(2,249)	$60	1.3%	$(2,370)	n/m

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Securities AFS-taxable	$1,708,226	$1,658,999	$1,866,227	$1,927,619	$1,986,825	$1,789,685	$2,090,201
Securities AFS-nontaxable	—	—	—	—	4,246	—	4,657
Securities HTM-taxable	1,346,141	1,368,943	1,421,246	1,418,476	1,430,169	1,388,531	1,454,450
Securities HTM-nontaxable	—	—	112	340	340	112	1,854
Total securities	3,054,367	3,027,942	3,287,585	3,346,435	3,421,580	3,178,328	3,551,162
Loans (includes loans held for sale)	13,275,762	13,379,658	13,309,127	13,169,805	13,010,028	13,283,829	12,801,531
Other earning assets	422,083	607,928	592,735	571,329	670,598	548,336	729,673
Total earning assets	16,752,212	17,015,528	17,189,447	17,087,569	17,102,206	17,010,493	17,082,366
ACL LHFI	(157,659)	(154,476)	(143,245)	(138,711)	(133,742)	(148,564)	(125,942)
Other assets	1,627,890	1,646,241	1,740,307	1,730,521	1,749,069	1,685,971	1,718,058
Total assets	$18,222,443	$18,507,293	$18,786,509	$18,679,379	$18,717,533	$18,547,900	$18,674,482

Interest-bearing demand deposits	$5,493,700	$5,382,346	$5,222,369	$5,291,779	$5,053,935	$5,348,043	$4,871,977
Savings deposits	3,278,910	3,411,961	3,653,966	3,686,027	3,526,600	3,506,829	3,838,791
Time deposits	3,265,358	3,393,216	3,346,046	3,321,601	3,427,384	3,331,543	2,691,682
Total interest-bearing deposits	12,037,968	12,187,523	12,222,381	12,299,407	12,007,919	12,186,415	11,402,450
Fed funds purchased and repurchases	357,798	375,559	434,760	428,127	403,041	398,884	410,945
Other borrowings	218,244	339,417	534,350	463,459	590,765	388,266	984,315
Subordinated notes	123,666	123,611	123,556	123,501	123,446	123,584	123,364
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	12,799,532	13,087,966	13,376,903	13,376,350	13,187,027	13,159,005	12,982,930
Noninterest-bearing deposits	3,192,358	3,221,516	3,183,524	3,120,566	3,296,351	3,179,641	3,532,134
Other liabilities	257,990	274,563	498,593	505,942	641,662	383,627	589,320
Total liabilities	16,249,880	16,584,045	17,059,020	17,002,858	17,125,040	16,722,273	17,104,384
Shareholders' equity	1,972,563	1,923,248	1,727,489	1,676,521	1,592,493	1,825,627	1,570,098
Total liabilities and equity	$18,222,443	$18,507,293	$18,786,509	$18,679,379	$18,717,533	$18,547,900	$18,674,482

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Cash and due from banks	$567,251	$805,436	$822,141	$606,061	$975,343
Fed funds sold and reverse repurchases	—	10,000	—	—	—
Securities available for sale	1,692,534	1,725,795	1,621,659	1,702,299	1,762,878
Securities held to maturity	1,335,385	1,358,358	1,380,487	1,415,025	1,426,279
LHFS	200,307	216,454	185,698	172,937	184,812
LHFI	13,089,942	13,100,111	13,155,418	13,057,943	12,950,524
ACL LHFI	(160,270)	(157,929)	(154,685)	(142,998)	(139,367)
Net LHFI	12,929,672	12,942,182	13,000,733	12,914,945	12,811,157
Premises and equipment, net	235,410	236,151	232,681	232,630	232,229
Mortgage servicing rights	139,317	125,853	136,658	138,044	131,870
Goodwill	334,605	334,605	334,605	334,605	334,605
Identifiable intangible assets	126	153	181	208	236
Other real estate	5,917	3,920	6,586	7,620	6,867
Operating lease right-of-use assets	34,668	36,034	36,925	34,324	35,711
Other assets	677,230	685,431	694,133	744,821	752,568
Assets of discontinued operations	—	—	—	73,093	67,634
Total assets	$18,152,422	$18,480,372	$18,452,487	$18,376,612	$18,722,189

Deposits:
Noninterest-bearing	$3,073,565	$3,142,792	$3,153,506	$3,039,652	$3,197,620
Interest-bearing	12,034,610	12,098,143	12,309,382	12,298,905	12,372,143
Total deposits	15,108,175	15,240,935	15,462,888	15,338,557	15,569,763
Fed funds purchased and repurchases	324,008	365,643	314,121	393,215	405,745
Other borrowings	301,541	443,458	336,687	482,027	483,230
Subordinated notes	123,702	123,647	123,592	123,537	123,482
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	29,392	28,890	30,265	33,865	34,057
Operating lease liabilities	38,698	39,689	40,517	37,792	39,097
Other liabilities	202,723	196,158	203,420	207,583	331,085
Liabilities of discontinued operations	—	—	—	15,581	12,027
Total liabilities	16,190,095	16,500,276	16,573,346	16,694,013	17,060,342
Common stock	12,711	12,753	12,753	12,747	12,725
Capital surplus	157,899	163,156	161,834	160,521	159,688
Retained earnings	1,875,376	1,833,232	1,796,111	1,736,485	1,709,157
Accumulated other comprehensive income (loss), net of tax	(83,659)	(29,045)	(91,557)	(227,154)	(219,723)
Total shareholders' equity	1,962,327	1,980,096	1,879,141	1,682,599	1,661,847
Total liabilities and equity	$18,152,422	$18,480,372	$18,452,487	$18,376,612	$18,722,189

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Interest and fees on LHFS & LHFI-FTE	$211,019	$220,433	$216,399	$209,456	$210,288	$857,307	$788,719
Interest on securities-taxable	26,196	26,162	17,929	15,634	15,936	85,921	66,100
Interest on securities-tax exempt-FTE	—	—	1	4	44	5	263
Other interest income	5,128	8,302	8,126	8,111	9,920	29,667	37,215
Total interest income-FTE	242,343	254,897	242,455	233,205	236,188	972,900	892,297
Interest on deposits	75,941	86,043	83,681	83,716	80,847	329,381	245,951
Interest on fed funds purchased and repurchases	4,036	4,864	5,663	5,591	5,347	20,154	20,419
Other interest expense	3,922	5,971	8,778	7,703	9,946	26,374	59,584
Total interest expense	83,899	96,878	98,122	97,010	96,140	375,909	325,954
Net interest income-FTE	158,444	158,019	144,333	136,195	140,048	596,991	566,343
PCL, LHFI	6,960	7,923	14,696	7,708	7,585	37,287	27,362
PCL, off-balance sheet credit exposures	502	(1,375)	(3,600)	(192)	(888)	(4,665)	(2,781)
PCL, LHFI sale of 1-4 family mortgage loans	—	—	8,633	—	—	8,633	—
Net interest income after provision-FTE	150,982	151,471	124,604	128,679	133,351	555,736	541,762
Service charges on deposit accounts	11,228	11,272	10,924	10,958	11,311	44,382	43,416
Bank card and other fees	8,717	7,931	9,225	7,428	8,502	33,301	33,439
Mortgage banking, net	7,388	6,119	4,204	8,915	5,519	26,626	26,216
Wealth management	9,319	9,288	9,692	8,952	8,657	37,251	35,092
Other, net	4,298	2,952	7,461	3,102	2,577	17,813	10,231
Securities gains (losses), net	—	—	(182,792)	—	39	(182,792)	39
Total noninterest income (loss)	40,950	37,562	(141,286)	39,355	36,605	(23,419)	148,433
Salaries and employee benefits	69,223	66,691	64,838	65,487	69,326	266,239	268,270
Services and fees	26,692	25,724	24,743	24,431	27,478	101,590	107,805
Net occupancy-premises	7,195	7,398	7,265	7,270	7,144	29,128	28,507
Equipment expense	6,208	6,141	6,241	6,325	6,457	24,915	25,844
Litigation settlement expense	—	—	—	—	—	—	6,500
Other expense	15,112	17,316	15,239	16,151	15,790	63,818	58,770
Total noninterest expense	124,430	123,270	118,326	119,664	126,195	485,690	495,696
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	67,502	65,763	(135,008)	48,370	43,761	46,627	194,499
Tax equivalent adjustment	2,596	3,305	3,304	3,365	3,306	12,570	13,465
Income (loss) from cont. ops before income taxes	64,906	62,458	(138,312)	45,005	40,455	34,057	181,034
Income taxes from cont. ops	8,594	11,128	(37,707)	6,832	6,567	(11,153)	27,744
Income (loss) from cont. ops	56,312	51,330	(100,605)	38,173	33,888	45,210	153,290
Income from discontinued operations (discont. ops) before income taxes	—	—	232,640	4,512	2,965	237,152	16,302
Income taxes from discont. ops	—	—	58,203	1,150	730	59,353	4,103
Income from discont. ops	—	—	174,437	3,362	2,235	177,799	12,199
Net income	$56,312	$51,330	$73,832	$41,535	$36,123	$223,009	$165,489

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.92	$0.84	$(1.64)	$0.62	$0.55	$0.74	$2.51
Basic earnings per share from discont. ops	$—	$—	$2.85	$0.05	$0.04	$2.91	$0.20
Basic earnings per share - total	$0.92	$0.84	$1.21	$0.68	$0.59	$3.65	$2.71

Diluted earnings (loss) per share from cont. ops	$0.92	$0.84	$(1.64)	$0.62	$0.55	$0.74	$2.50
Diluted earnings per share from discont. ops	$—	$—	$2.84	$0.05	$0.04	$2.90	$0.20
Diluted earnings per share - total	$0.92	$0.84	$1.20	$0.68	$0.59	$3.63	$2.70

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	61,101,954	61,206,599	61,196,820	61,128,425	61,070,481	61,158,427	61,053,849
Diluted	61,367,825	61,448,410	61,415,957	61,348,364	61,296,840	61,384,221	61,230,621
Period end shares outstanding	61,008,023	61,206,606	61,205,969	61,178,366	61,071,173	61,008,023	61,071,173

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Nonaccrual LHFI
Alabama	$18,601	$25,835	$26,222	$23,261	$23,271
Florida	305	111	614	585	170
Mississippi (1)	42,203	31,536	14,773	59,059	54,615
Tennessee (2)	2,431	3,180	2,084	1,800	1,802
Texas	16,569	13,163	599	13,646	20,150
Total nonaccrual LHFI	80,109	73,825	44,292	98,351	100,008
Other real estate
Alabama	170	170	485	1,050	1,397
Florida	—	—	—	71	—
Mississippi (1)	2,407	1,772	1,787	2,870	1,242
Tennessee (2)	1,079	—	86	86	—
Texas	2,261	1,978	4,228	3,543	4,228
Total other real estate	5,917	3,920	6,586	7,620	6,867
Total nonperforming assets	$86,026	$77,745	$50,878	$105,971	$106,875

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,092	$5,352	$5,413	$5,243	$5,790

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$71,255	$63,703	$58,079	$56,530	$51,243

	Quarter Ended					Year Ended
ACL LHFI	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Beginning Balance	$157,929	$154,685	$142,998	$139,367	$134,031	$139,367	$120,214
PCL, LHFI	6,960	7,923	14,696	7,708	7,585	37,287	27,362
PCL, LHFI sale of 1-4 family mortgage loans	—	—	8,633	—	—	8,633	—
Charge-offs, sale of 1-4 family mortgage loans	—	—	(8,633)	—	—	(8,633)	—
Charge-offs	(7,730)	(7,142)	(5,120)	(6,324)	(4,250)	(26,316)	(17,515)
Recoveries	3,111	2,463	2,111	2,247	2,001	9,932	9,306
Net (charge-offs) recoveries	(4,619)	(4,679)	(11,642)	(4,077)	(2,249)	(25,017)	(8,209)
Ending Balance	$160,270	$157,929	$154,685	$142,998	$139,367	$160,270	$139,367

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(3,608)	$(3,098)	$59	$(341)	$(299)	$(6,988)	$(873)
Florida	8	595	4	277	180	884	130
Mississippi (1)	(1,319)	(1,881)	(9,112)	(1,489)	(1,943)	(13,801)	(5,347)
Tennessee (2)	(208)	(296)	(122)	(179)	(193)	(805)	1,644
Texas	508	1	(2,471)	(2,345)	6	(4,307)	(3,763)
Total net (charge-offs) recoveries	$(4,619)	$(4,679)	$(11,642)	$(4,077)	$(2,249)	$(25,017)	$(8,209)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2024
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Return on average equity from continuing operations	11.36%	10.62%	-23.42%	9.16%	8.44%	2.48%	9.76%
Return on average equity from adjusted continuing operations (1)	11.36%	10.62%	9.06%	9.16%	8.68%	10.34%	10.17%
Return on average equity - total	11.36%	10.62%	17.19%	9.96%	9.00%	12.22%	10.54%

Return on average tangible equity from continuing operations	13.68%	12.86%	-29.05%	11.45%	10.70%	3.04%	12.43%
Return on average tangible equity from adjusted continuing operations (1)	13.68%	12.86%	11.14%	11.45%	10.98%	12.71%	12.95%
Return on average tangible equity - total	13.68%	12.86%	21.91%	12.98%	11.92%	15.20%	14.04%

Return on average assets from continuing operations	1.23%	1.10%	-2.16%	0.83%	0.72%	0.24%	0.82%
Return on average assets from adjusted continuing operations (1)	1.23%	1.10%	0.87%	0.83%	0.74%	1.01%	0.86%
Return on average assets - total	1.23%	1.10%	1.58%	0.89%	0.77%	1.20%	0.89%

Interest margin - Yield - FTE	5.76%	5.96%	5.67%	5.49%	5.48%	5.72%	5.22%
Interest margin - Cost	1.99%	2.27%	2.30%	2.28%	2.23%	2.21%	1.91%
Net interest margin - FTE	3.76%	3.69%	3.38%	3.21%	3.25%	3.51%	3.32%
Efficiency ratio (2)	61.77%	60.99%	63.81%	66.90%	69.76%	63.26%	67.26%
Full-time equivalent employees	2,500	2,500	2,515	2,712	2,757

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans	0.14%	0.14%	0.09%	0.12%	0.07%	0.12%	0.06%
PCL, LHFI (excl PCL, LHFI sale of 1-4 family mortgage loans) / average loans	0.21%	0.24%	0.44%	0.24%	0.23%	0.28%	0.21%
Nonaccrual LHFI / (LHFI + LHFS)	0.60%	0.55%	0.33%	0.74%	0.76%
Nonperforming assets / (LHFI + LHFS)	0.65%	0.58%	0.38%	0.80%	0.81%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.65%	0.58%	0.38%	0.80%	0.81%
ACL LHFI / LHFI	1.22%	1.21%	1.18%	1.10%	1.08%
ACL LHFI-commercial / commercial LHFI	1.10%	1.08%	1.05%	0.93%	0.85%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.62%	1.64%	1.59%	1.63%	1.81%
ACL LHFI / nonaccrual LHFI	200.06%	213.92%	349.24%	145.39%	139.36%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	341.20%	497.27%	840.20%	235.29%	249.31%

CAPITAL RATIOS
Total equity / total assets	10.81%	10.71%	10.18%	9.16%	8.88%
Tangible equity / tangible assets	9.13%	9.07%	8.52%	7.47%	7.22%
Tangible equity / risk-weighted assets	10.86%	10.97%	10.18%	8.83%	8.76%
Tier 1 leverage ratio	9.99%	9.65%	9.29%	8.76%	8.62%
Common equity tier 1 capital ratio	11.54%	11.30%	10.92%	10.12%	10.04%
Tier 1 risk-based capital ratio	11.94%	11.70%	11.31%	10.51%	10.44%
Total risk-based capital ratio	13.97%	13.71%	13.29%	12.42%	12.29%

STOCK PERFORMANCE
Market value-Close	$35.37	$31.82	$30.04	$28.11	$27.88
Book value	$32.17	$32.35	$30.70	$27.50	$27.21
Tangible book value	$26.68	$26.88	$25.23	$22.03	$21.73

(1) Adjusted continuing operations excludes significant non-routine transactions. See Note 7 - Non-GAAP Financials Measures in the Notes to the Consolidated Financials.
(2) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands)
(unaudited)

Note 1 - Significant Non-Routine Transactions

Trustmark completed the following significant non-routine transactions during the second quarter of 2024:

•
On May 31, 2024, Trustmark National Bank closed the sale of its wholly owned subsidiary, Fisher Brown Bottrell Insurance, Inc., (FBBI) to Marsh & McLennan Agency LLC, consistent with the terms as previously announced on April 23, 2024. Trustmark National Bank is a wholly owned subsidiary of Trustmark Corporation. Trustmark recognized a gain on the sale of $228.3 million ($171.2 million, net of taxes) in income from discontinued operations. The operations of FBBI are also included in discontinued operations for the current and prior periods.
•
Trustmark restructured its investment securities portfolio by selling $1.561 billion of available for sale securities with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes) and was recorded to noninterest income in securities gains (losses), net. Trustmark purchased $1.378 billion of available for sale securities with an average yield of 4.85%.
•
Trustmark sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at the time of selection totaling $56.2 million, which resulted in a loss of $13.4 million ($10.1 million, net of taxes). The portion of the loss related to credit totaled $8.6 million and was recorded as adjustments to charge-offs and the provision for credit losses. The noncredit-related portion of the loss totaled $4.8 million and was recorded to noninterest income in other, net.
•
On April 8, 2024, Visa commenced an initial exchange offer expiring on May 3, 2024, for any and all outstanding shares of Visa Class B-1 common stock (Visa B-1 shares). Holders participating in the exchange offer would receive a combination of Visa Class B-2 common stock (Visa B-2 shares) and Visa Class C common stock (Visa C shares) in exchange for Visa B-1 shares that are validly tendered and accepted for exchange by Visa. TNB tendered its 38.7 thousand Visa B-1 shares, which was accepted by Visa. In exchange for each Visa B-1 share that was validly tendered and accepted for exchange by Visa, TNB received 50.0% of a newly issued Visa B-2 share and newly issued Visa C shares equivalent in value to 50.0% of a Visa B-1 share. The Visa C shares that were received by TNB were recognized at fair value, which resulted in a gain of $8.1 million ($6.0 million, net of taxes) and recorded to noninterest income in other, net during the second quarter of 2024. During the third quarter of 2024, TNB sold all of the Visa C shares for approximately the same carrying value at June 30, 2024. The Visa B-2 shares were recorded at their nominal carrying value.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$202,669	$202,638	$172,955	$372,424	$372,368
U.S. Government agency obligations	38,807	19,335	—	5,594	5,792
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	28,411	25,798	23,489	22,232	23,135
Issued by FNMA and FHLMC	1,070,538	1,105,310	1,060,869	1,129,521	1,176,798
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	—	—	—	79,099	86,074
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	352,109	372,714	364,346	93,429	98,711
Total securities available for sale	$1,692,534	$1,725,795	$1,621,659	$1,702,299	$1,762,878

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$29,842	$29,648	$29,455	$29,261	$29,068
Obligations of states and political subdivisions	—	—	—	340	340
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	16,218	17,773	17,998	18,387	13,005
Issued by FNMA and FHLMC	423,372	436,177	449,781	461,457	469,593
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	123,685	131,348	138,951	146,447	154,466
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	742,268	743,412	744,302	759,133	759,807
Total securities held to maturity	$1,335,385	$1,358,358	$1,380,487	$1,415,025	$1,426,279

At December 31, 2024, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $46.6 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Loans secured by real estate:
Construction, land development and other land loans	$1,417,148	$1,588,256	$1,638,972	$1,539,461	$1,510,679
Secured by 1-4 family residential properties	2,949,543	2,895,006	2,878,295	2,891,481	2,904,715
Secured by nonfarm, nonresidential properties	3,533,282	3,582,552	3,598,647	3,543,235	3,489,434
Other real estate secured	1,633,830	1,475,798	1,344,968	1,384,610	1,312,551
Commercial and industrial loans	1,840,722	1,767,079	1,880,607	1,922,711	1,922,910
Consumer loans	151,443	149,436	153,316	156,430	161,725
State and other political subdivision loans	969,836	996,002	1,053,015	1,052,844	1,088,466
Other loans and leases	594,138	645,982	607,598	567,171	560,044
LHFI	13,089,942	13,100,111	13,155,418	13,057,943	12,950,524
ACL LHFI	(160,270)	(157,929)	(154,685)	(142,998)	(139,367)
Net LHFI	$12,929,672	$12,942,182	$13,000,733	$12,914,945	$12,811,157

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	December 31, 2024
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,417,148	$584,880	$34,666	$102,765	$322,924	$42,571	$329,342
Secured by 1-4 family residential properties	2,949,543	153,836	59,418	—	2,610,722	85,913	39,654
Secured by nonfarm, nonresidential properties	3,533,282	1,023,992	192,212	74,794	1,481,810	126,296	634,178
Other real estate secured	1,633,830	815,394	1,646	—	387,663	1,144	427,983
Commercial and industrial loans	1,840,722	521,451	20,165	219,243	702,108	135,090	242,665
Consumer loans	151,443	21,663	7,926	—	94,973	14,782	12,099
State and other political subdivision loans	969,836	70,447	67,563	—	731,179	22,766	77,881
Other loans and leases	594,138	38,001	5,281	245,635	200,825	64,397	39,999
Loans	$13,089,942	$3,229,664	$388,877	$642,437	$6,532,204	$492,959	$1,803,801

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$60,977	$24,292	$6,498	$94	$20,100	$2,799	$7,194
Development	104,694	54,968	—	—	18,008	12,275	19,443
Unimproved land	102,857	17,206	12,074	—	25,343	9,892	38,342
1-4 family construction	318,716	156,679	8,397	15,140	84,260	17,057	37,183
Other construction	829,904	331,735	7,697	87,531	175,213	548	227,180
Construction, land development and other land loans	$1,417,148	$584,880	$34,666	$102,765	$322,924	$42,571	$329,342

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	December 31, 2024
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$309,752	$99,486	$21,718	$—	$93,786	$18,743	$76,019
Office	242,741	92,612	18,965	—	96,541	1,330	33,293
Hotel/motel	281,946	145,483	43,816	—	68,604	24,043	—
Mini-storage	145,027	33,789	1,598	6,537	90,748	616	11,739
Industrial	522,204	98,101	17,814	68,257	176,775	2,523	158,734
Health care	152,396	124,873	674	—	24,342	323	2,184
Convenience stores	23,627	2,658	399	—	12,693	207	7,670
Nursing homes/senior living	384,232	140,569	—	—	143,539	4,186	95,938
Other	100,983	28,242	7,613	—	49,094	7,699	8,335
Total non-owner occupied loans	2,162,908	765,813	112,597	74,794	756,122	59,670	393,912

Owner-occupied:
Office	150,115	49,734	34,049	—	38,489	10,216	17,627
Churches	50,304	11,726	3,844	—	29,223	3,130	2,381
Industrial warehouses	176,506	12,582	8,323	—	48,821	12,489	94,291
Health care	121,319	10,786	8,064	—	83,381	2,195	16,893
Convenience stores	109,568	10,907	2,092	—	56,605	—	39,964
Retail	67,668	8,449	12,992	—	31,750	6,399	8,078
Restaurants	52,385	3,466	2,745	—	25,491	16,413	4,270
Auto dealerships	40,377	4,113	174	—	21,105	14,985	—
Nursing homes/senior living	480,393	130,474	—	—	323,911	—	26,008
Other	121,739	15,942	7,332	—	66,912	799	30,754
Total owner-occupied loans	1,370,374	258,179	79,615	—	725,688	66,626	240,266
Loans secured by nonfarm, nonresidential properties	$3,533,282	$1,023,992	$192,212	$74,794	$1,481,810	$126,296	$634,178

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Securities – taxable	3.41%	3.44%	2.19%	1.88%	1.85%	2.70%	1.86%
Securities – nontaxable	—	—	3.59%	4.73%	3.81%	4.46%	4.04%
Securities – total	3.41%	3.44%	2.19%	1.88%	1.85%	2.70%	1.87%
LHFI & LHFS	6.32%	6.55%	6.54%	6.40%	6.41%	6.45%	6.16%
Other earning assets	4.83%	5.43%	5.51%	5.71%	5.87%	5.41%	5.10%
Total earning assets	5.76%	5.96%	5.67%	5.49%	5.48%	5.72%	5.22%

Interest-bearing deposits	2.51%	2.81%	2.75%	2.74%	2.67%	2.70%	2.16%
Fed funds purchased & repurchases	4.49%	5.15%	5.24%	5.25%	5.26%	5.05%	4.97%
Other borrowings	3.86%	4.53%	4.91%	4.78%	5.08%	4.60%	5.09%
Total interest-bearing liabilities	2.61%	2.94%	2.95%	2.92%	2.89%	2.86%	2.51%

Total Deposits	1.98%	2.22%	2.18%	2.18%	2.10%	2.14%	1.65%

Net interest margin	3.76%	3.69%	3.38%	3.21%	3.25%	3.51%	3.32%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.

The net interest margin increased 7 basis points when compared to the third quarter of 2024, totaling 3.76% for the fourth quarter of 2024, primarily due to decreased costs of interest-bearing liabilities which were partially offset by the decrease in the yield for the loans held for investment and held for sale portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $1.1 million during the fourth quarter of 2024.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Mortgage servicing income, net	$7,161	$7,127	$6,993	$6,934	$6,731	$28,215	$27,196
Change in fair value-MSR from runoff	(3,118)	(3,154)	(3,447)	(1,926)	(2,972)	(11,645)	(10,030)
Gain on sales of loans, net	4,470	4,648	5,151	5,009	3,913	19,278	15,345
Mortgage banking income before hedge ineffectiveness	8,513	8,621	8,697	10,017	7,672	35,848	32,511
Change in fair value-MSR from market changes	12,710	(10,406)	(1,626)	5,123	(10,224)	5,801	(1,489)
Change in fair value of derivatives	(13,835)	7,904	(2,867)	(6,225)	8,071	(15,023)	(4,806)
Net positive (negative) hedge ineffectiveness	(1,125)	(2,502)	(4,493)	(1,102)	(2,153)	(9,222)	(6,295)
Mortgage banking, net	$7,388	$6,119	$4,204	$8,915	$5,519	$26,626	$26,216

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Partnership amortization for tax credit purposes	$(1,992)	$(1,977)	$(1,824)	$(1,834)	$(2,013)	$(7,627)	$(7,988)
Increase in life insurance cash surrender value	1,891	1,883	1,860	1,844	1,825	7,478	7,018
Loss on sale of 1-4 family mortgage loans	—	—	(4,798)	—	—	(4,798)	—
Visa C shares fair value adjustment	—	—	8,056	—	—	8,056	—
Other miscellaneous income	4,399	3,046	4,167	3,092	2,765	14,704	11,201
Total other, net	$4,298	$2,952	$7,461	$3,102	$2,577	$17,813	$10,231

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Loan expense	$2,921	$2,824	$2,880	$2,955	$2,380	$11,580	$11,114
Amortization of intangibles	27	28	27	28	33	110	290
FDIC assessment expense	4,815	5,071	4,816	4,509	4,844	19,211	13,529
Other real estate expense, net	(286)	2,452	327	671	(184)	3,164	119
Other miscellaneous expense	7,635	6,941	7,189	7,988	8,717	29,753	33,718
Total other expense	$15,112	$17,316	$15,239	$16,151	$15,790	$63,818	$58,770

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,972,563	$1,923,248	$1,727,489	$1,676,521	$1,592,493	$1,825,627	$1,570,098
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(141)	(168)	(195)	(224)	(253)	(182)	(325)
Total average tangible equity		$1,637,817	$1,588,475	$1,392,689	$1,341,692	$1,257,635	$1,490,840	$1,235,168

PERIOD END BALANCES
Total shareholders' equity		$1,962,327	$1,980,096	$1,879,141	$1,682,599	$1,661,847
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(126)	(153)	(181)	(208)	(236)
Total tangible equity	(a)	$1,627,596	$1,645,338	$1,544,355	$1,347,786	$1,327,006

TANGIBLE ASSETS
Total assets		$18,152,422	$18,480,372	$18,452,487	$18,376,612	$18,722,189
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(126)	(153)	(181)	(208)	(236)
Total tangible assets	(b)	$17,817,691	$18,145,614	$18,117,701	$18,041,799	$18,387,348
Risk-weighted assets	(c)	$14,990,258	$15,004,024	$15,165,038	$15,257,385	$15,153,263

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss) from continuing operations		$56,312	$51,330	$(100,605)	$38,173	$33,888	$45,210	$153,290
Plus: Intangible amortization net of tax from continuing operations		20	21	20	20	25	81	217
Net income (loss) adjusted for intangible amortization		$56,332	$51,351	$(100,585)	$38,193	$33,913	$45,291	$153,507
Period end common shares outstanding	(d)	61,008,023	61,206,606	61,205,969	61,178,366	61,071,173

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity from continuing operations (1)		13.68%	12.86%	-29.05%	11.45%	10.70%	3.04%	12.43%
Tangible equity/tangible assets	(a)/(b)	9.13%	9.07%	8.52%	7.47%	7.22%
Tangible equity/risk-weighted assets	(a)/(c)	10.86%	10.97%	10.18%	8.83%	8.76%
Tangible book value	(a)/(d)*1,000	$26.68	$26.88	$25.23	$22.03	$21.73

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,962,327	$1,980,096	$1,879,141	$1,682,599	$1,661,847
CECL transition adjustment		6,500	6,500	6,500	6,500	13,000
AOCI-related adjustments		83,659	29,045	91,557	227,154	219,723
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,756)	(320,757)	(320,758)	(370,205)	(370,212)
Other adjustments and deductions for CET1 (2)		(2,058)	(115)	(847)	(2,588)	(2,693)
CET1 capital	(e)	1,729,672	1,694,769	1,655,593	1,543,460	1,521,665
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,789,672	$1,754,769	$1,715,593	$1,603,460	$1,581,665

Common equity tier 1 capital ratio	(e)/(c)	11.54%	11.30%	10.92%	10.12%	10.04%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Year Ended
		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023

Net interest income (GAAP)	(a)	$155,848	$154,714	$141,029	$132,830	$136,742	$584,421	$552,878

Noninterest income (loss) (GAAP)		40,950	37,562	(141,286)	39,355	36,605	(23,419)	148,433
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	—	4,798	—	—	4,798	—
Visa C shares fair value adjustment (incl in Other, net)		—	—	(8,056)	—	—	(8,056)	—
Securities (gains) losses, net		—	—	182,792	—	—	182,792	—
Noninterest income from adjusted continuing operations (Non-GAAP)	(b)	$40,950	$37,562	$38,248	$39,355	$36,605	$156,115	$148,433

Adjusted pre-provision revenue	(a)+(b)=(c)	$196,798	$192,276	$179,277	$172,185	$173,347	$740,536	$701,311

Noninterest expense (GAAP)		$124,430	$123,270	$118,326	$119,664	$126,195	$485,690	$495,696
Less:	Reduction in force expense (incl in Salaries and employee benefits)	—	—	—	—	(1,406)	—	(1,406)
Litigation settlement expense		—	—	—	—	—	—	(6,500)
Noninterest expense from adjusted continuing operations (Non-GAAP)	(d)	$124,430	$123,270	$118,326	$119,664	$124,789	$485,690	$487,790

PPNR (Non-GAAP)	(c)-(d)	$72,368	$69,006	$60,951	$52,521	$48,558	$254,846	$213,521

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents adjustments to net income (loss) from continuing operations and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended					Year Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023

Net income (loss) (GAAP) from continuing operations	$56,312	$51,330	$(100,605)	$38,173	$33,888	$45,210	$153,290

Significant non-routine transactions (net of taxes):
PCL, LHFI sale of nonperforming 1-4 family	—	—	6,475	—	—	6,475	—
Loss on sale of 1-4 family mortgage loans	—	—	3,598	—	—	3,598	—
Visa C shares fair value adjustment	—	—	(6,042)	—	—	(6,042)	—
Securities gains (losses), net	—	—	137,094	—	—	137,094	—
Reduction in force expense	—	—	—	—	1,055	—	1,055
Litigation settlement expense	—	—	—	—	—	—	4,875
Net income adjusted for significant non-routine transactions (Non-GAAP)	$56,312	$51,330	$40,520	$38,173	$34,943	$186,335	$159,220

Diluted EPS from adjusted continuing operations	$0.92	$0.84	$0.66	$0.62	$0.57	$3.04	$2.60

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity from continuing operations	11.36%	10.62%	-23.42%	9.16%	8.44%	2.48%	9.76%
Return on average tangible equity from continuing operations	13.68%	12.86%	-29.05%	11.45%	10.70%	3.04%	12.43%
Return on average assets from continuing operations	1.23%	1.10%	-2.16%	0.83%	0.72%	0.24%	0.82%

FINANCIAL RATIOS - ADJUSTED (NON-GAAP)
Return on average equity from adjusted continuing operations	11.36%	10.62%	9.06%	9.16%	8.68%	10.34%	10.17%
Return on average tangible equity from adjusted continuing operations	13.68%	12.86%	11.14%	11.45%	10.98%	12.71%	12.95%
Return on average assets from adjusted continuing operations	1.23%	1.10%	0.87%	0.83%	0.74%	1.01%	0.86%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2024
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Year Ended
			12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023

	Total noninterest expense (GAAP)		$124,430	$123,270	$118,326	$119,664	$126,195	$485,690	$495,696
Less:	Other real estate expense, net		286	(2,452)	(327)	(671)	184	(3,164)	(119)
	Amortization of intangibles		(27)	(28)	(27)	(28)	(33)	(110)	(290)
	Charitable contributions resulting in state tax credits		(300)	(300)	(300)	(300)	(325)	(1,200)	(1,300)
	Reduction in force expense		—	—	—	—	(1,406)	—	(1,406)
	Litigation settlement expense		—	—	—	—	—	—	(6,500)
	Adjusted noninterest expense (Non-GAAP)	(c)	$124,389	$120,490	$117,672	$118,665	$124,615	$481,216	$486,081

	Net interest income (GAAP)		$155,848	$154,714	$141,029	$132,830	$136,742	$584,421	$552,878
Add:	Tax equivalent adjustment		2,596	3,305	3,304	3,365	3,306	12,570	13,465
	Net interest income-FTE (Non-GAAP)	(a)	$158,444	$158,019	$144,333	$136,195	$140,048	$596,991	$566,343

	Noninterest income (loss) (GAAP)		$40,950	$37,562	$(141,286)	$39,355	$36,605	$(23,419)	$148,433
Add:	Partnership amortization for tax credit purposes		1,992	1,977	1,824	1,834	2,013	7,627	7,988
	Loss on sale of 1-4 family mortgage loans		—	—	4,798	—	—	4,798	—
	Securities (gains) losses, net		—	—	182,792	—	(39)	182,792	(39)
Less:	Visa C shares fair value adjustment		—	—	(8,056)	—	—	(8,056)	—
	Adjusted noninterest income (Non-GAAP)	(b)	$42,942	$39,539	$40,072	$41,189	$38,579	$163,742	$156,382

	Adjusted revenue (Non-GAAP)	(a)+(b)	$201,386	$197,558	$184,405	$177,384	$178,627	$760,733	$722,725

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	61.77%	60.99%	63.81%	66.90%	69.76%	63.26%	67.26%